Exhibit 99.1

[FOR IMMEDIATE RELEASE]
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

FIRST BUSINESS REPORTS RECORD 2015 NET INCOME OF $16.5 MILLION
Robust Loan and Deposit Growth, SBA Lending Expansion and Record Fee Income Highlight Results

MADISON, Wis., January 28, 2016 (GLOBE NEWSWIRE) -- First Business Financial Services, Inc. (the "Company" or "First Business") (NASDAQ:FBIZ), the parent company of First Business Bank, First Business Bank - Milwaukee and Alterra Bank (“Alterra”), today reported solid fourth quarter and year-to-date 2015 earnings, driven by the Company’s strong loan and deposit growth, as well as enhanced performance and efficiency from strategic investments in talent and technology.
The results underscore the value and considerable potential of the November 2014 acquisition of Alterra as the entire Company benefited from enhanced execution of Alterra’s relationship-based SBA strategy across First Business’s footprint as a catalyst for client acquisition, as well as a driver of growth in loans, non-interest bearing deposits and non-interest income.
Highlights for the quarter ended December 31, 2015 include:

•	Net income for the fourth quarter of 2015 totaled $4.1 million, an increase of 9%, compared to $3.7 million in the fourth quarter of 2014.

•	Diluted earnings per common share increased to $0.47 for the fourth quarter of 2015, compared to $0.44 for the fourth quarter of 2014.

•
Annualized return on average assets and annualized return on average equity measured 0.93% and 10.85%, respectively, for the fourth quarter of 2015, compared to 0.95% and 10.92%, respectively, for the fourth quarter of 2014.

•	Top line revenue, consisting of net interest income and non-interest income, increased 20% to a record $19.8 million, compared to $16.6 million for the fourth quarter of 2014.

•	The Company's fourth quarter efficiency ratio improved to 58.75%, compared to 64.82% in the linked quarter and 61.11% for the fourth quarter of 2014.

•	Period-end loans and leases receivable net of allowance for loan and lease losses grew for the fifteenth consecutive quarter to a record $1.415 billion, up 12% from December 31, 2014.

•	Net interest margin measured 3.63% for the fourth quarter of 2015, compared to 3.61% for the linked quarter and 3.67% for the fourth quarter of 2014.

•	Net charge-offs were $938,000 in the fourth quarter of 2015, compared to net charge-offs of $838,000 in the fourth quarter of 2014.

•	Non-performing assets as a percent of total assets increased to 1.34% at December 31, 2015 from 0.70% at December 31, 2014.

•	The effective tax rate for the fourth quarter of 2015 was 34.86%, compared to 31.98% in the linked quarter and 27.96% in the fourth quarter of 2014.

“2015 represented a year of investment in both talent and technology as we continue to develop First Business into a scalable franchise,” said Corey Chambas, President and Chief Executive Officer. “As evidenced by our exceptional core earnings, and our loan and deposit growth in the fourth quarter, we’re already starting to see a return on these investments. We also made significant strides in expanding Alterra’s relationship-based SBA platform across our entire footprint and we are in a great position to continue this in 2016, as indicated by our expanding pipeline.”
The Company earned net income of $4.1 million in the fourth quarter of 2015, compared to $4.4 million in the third quarter of 2015 and $3.7 million in the fourth quarter of 2014. Diluted earnings per common share were $0.47 for the fourth quarter of 2015, compared to $0.50 for the linked quarter and $0.44 for the fourth quarter of 2014. Per share data for all periods reflect the previously announced two-for-one stock split in the form of a 100% stock dividend declared and paid by the company in August 2015.
The Company's net income for the year ended December 31, 2015 was a record $16.5 million, or $1.90 per diluted common share, compared to $14.1 million, or $1.75 per diluted common share, earned for the year ended December 31, 2014.

During the fourth quarter of 2015, Alterra contributed $3.1 million in net interest income, including $316,000 related to the net accretion/amortization of purchase accounting adjustments, $2.1 million in non-interest income, $2.6 million in non-interest expense and $1.3 million in loan loss provision, netting to a total of $1.3 million in pre-tax income to First Business's results. In the third quarter of 2015, Alterra produced $2.9 million in net interest income, including $385,000 related to the net accretion/amortization of purchase accounting adjustments, $1.5 million in non-interest income, $2.6 million in non-interest expense and $355,000 in loan loss provision, netting to a total of $1.5 million in pre-tax income to First Business's results. During the fourth quarter of 2014, which included two months’ contribution from Alterra, Alterra contributed $2.0 million in net interest income, including $392,000 related to the net accretion/amortization of purchase accounting adjustments, $567,000 in non-interest income, $1.5 million in non-interest expense and $337,000 in loan loss provision, netting to a total of $638,000 in pre-tax income to First Business's results.
Results of Operations
Net interest income of $14.9 million increased 2.1% compared to the linked quarter and 9.7% compared to the fourth quarter of 2014. The increase from the linked quarter was primarily due to a $48.4 million increase in average loans and leases and a two basis point increase in net interest margin.
The net interest margin in the fourth quarter was 3.63% compared to 3.61% in the third quarter of 2015 and 3.67% in the fourth quarter of 2014. Fourth quarter 2015 net interest margin included eight basis points related to the net accretion/amortization of purchase accounting adjustments, while the linked quarter margin and the fourth quarter 2014 margin included nine and 11 basis points, respectively. Excluding the net accretion/amortization of the purchase accounting adjustments, fourth quarter 2015 net interest margin improved by three basis points from the linked quarter, principally due to loan and lease growth and the corresponding decrease in excess funds held at the Federal Reserve. Management expects the net accretion/amortization to remain volatile in future quarters but generally with a declining effect on net interest margin. As of December 31, 2015, $954,000 and $355,000 of purchase accounting discounts and premiums, respectively, remain outstanding. Net interest margin may experience occasional volatility due to non-recurring events such as loan fees collected in lieu of interest, the collection of interest on loans previously in non-accrual or the accumulation of significant short-term deposit inflows.
Non-interest income of $4.9 million for the fourth quarter of 2015 increased 20.3% from the third quarter of 2015 and 66.4% from the fourth quarter of 2014, which included only two months’ contribution from Alterra. Alterra contributed $2.1 million in non-interest income during the fourth quarter of 2015, including $1.5 million in gains on the sale of SBA loans, $115,000 in gains on the sale of residential mortgage loans and $230,000 in loan fees. Alterra’s revenue contribution reflects continued growth in the SBA lending business, including seasonally strong volumes. Expansion of Alterra's SBA lending expertise into First Business's Wisconsin markets continues to be successful, with approximately 30% of the fourth quarter gain on sale of SBA loans related to credits originated outside Alterra’s Kansas City market. Trust and investment services income totaled $1.2 million, decreasing $34,000 compared to the linked quarter; however, business development efforts remained strong as trust assets under management and administration measured a record $1.021 billion at December 31, 2015, compared to $978.6 million at September 30, 2015 and $959.7 million at December 31, 2014.
Non-interest expense for the fourth quarter of 2015 was $11.7 million, a decrease of 2.5% compared to the linked quarter and an increase of 15.4% compared to the fourth quarter of 2014. Fourth quarter 2015 compensation expense decreased compared to the linked quarter primarily due to a reduction to the estimate of the 2015 annual incentive bonus plan. Compared to the linked quarter, general other non-interest expenses, specifically professional fees, decreased in line with expectations as new technology platforms are now largely in place. The significant increase in non-interest expense year over year is principally due to talent acquisition as the Company meaningfully invested in people throughout 2015, ending the year with 242 full-time equivalent employees, an increase of 27, or 12.6%, from December 31, 2014. Management expects to continue investing in personnel, products and technology to support its growth strategies and initiatives.
The Company's efficiency ratio of 58.75% for the fourth quarter of 2015 declined from 64.82% for the linked quarter and 61.11% for the fourth quarter of 2014. The fourth quarter of 2015 benefited from the non-recurring reduction in incentive compensation related to the Company’s 2015 financial performance. Management expects the efficiency ratio to trend towards the Company’s long-term objective of 60% in future quarters, reflecting revenue growth, operating efficiencies and enhanced effectiveness achieved through previous and ongoing investments.
For the full year 2015, net charge-offs as a percentage of average loans and leases measured 0.10%, compared to 0.08% for 2014. In the fourth quarter of 2015, the Company recorded a provision for loan and lease losses totaling $1.9 million, compared to $287,000 in the linked quarter and $1.2 million in the fourth quarter of 2014. Net charge-offs of $938,000 represented an annualized 0.27% of average loans and leases for the fourth quarter of 2015. This compares to annualized net charge-offs measuring 0.04% and 0.28% of average loans and leases in the linked quarter and fourth quarter of 2014, respectively. The fourth quarter 2015 provision included a $653,000 charge-off related to one commercial real estate loan that was not previously specifically reserved for, in addition to a $621,000 increase in specific reserves on a previously identified impaired loan related to the energy sector.
The effective tax rate was 34.86% in the fourth quarter of 2015, compared to 31.98% in the linked quarter and 27.96% in the fourth quarter of 2014. The effective tax rate for the year ended December 31, 2015 was 33.65% compared to 33.38% for the year ended December 31, 2014. The third quarter of 2015 was lower primarily due to adjustments based on the filing of the 2014 tax returns. The fourth quarter of 2014 was lower due to the recognition of federal tax credits related to the Company’s participation in a community development program.
Balance Sheet and Asset Quality Strength
Period-end net loans and leases grew for the fifteenth consecutive quarter, reaching a record $1.415 billion at December 31, 2015. Net loans and leases increased $52.8 million, or 3.9%, from September 30, 2015 and $149.6 million, or 11.8%, from December 31, 2014. On an average basis, gross loans and leases increased 3.6% during the fourth quarter of 2015, to $1.411 billion, compared to the linked quarter. Growth reflects the successful execution of the Company's strategic plan, including increased sales to existing clients, attracting new commercial clients and capitalizing on market opportunities.
Period-end in-market deposits - consisting of all transaction accounts, money market accounts and non-wholesale deposits - increased to $1.090 billion, or 69.1% of total deposits, at December 31, 2015. Period-end wholesale deposits were $487.5 million at December 31, 2015, consisting of brokered certificates of deposit and deposits gathered through internet deposit listing services of $413.2 million and $74.3 million, respectively. In order to reduce interest-rate risk, the Company uses wholesale deposits to efficiently match-fund fixed rate loans. Over time, management expects to maintain a ratio of in-market deposits to total deposits in line with the Company's recent historical range of 60%-70%.
Management continues to believe asset quality is a source of strength that differentiates the Company from many of its peers, despite a recent increase in non-performing assets. During the fourth quarter of 2015 total non-performing assets increased to $24.0 million, a $12.6 million increase from $11.3 million as of September 30, 2015, principally due to downgrading one $6.2 million restructured relationship to non-performing. This relationship, which was previously reported as impaired in the second and third quarters of 2015, is directly related to the energy sector. Management believes the remaining increase in non-performing assets is not systemic in nature or indicative of a trend but rather due to downgrading a small number of unrelated credits.
As of December 31, 2015, the Company’s direct exposure to the energy sector consisted of $10.0 million in loans and leases receivable, or 0.70% of total gross loans and leases, with an associated reserve for loan and lease losses totaling 6.63%. Of this population, $7.8 million was considered non-performing as of year end. In January 2016, $1.8 million of the total non-performing energy exposure was paid off in full.
Capital Strength
The Company's earnings continue to generate capital, and its capital ratios exceed the highest required regulatory benchmark levels. As of December 31, 2015, total capital to risk-weighted assets was 11.11%, tier 1 capital to risk-weighted assets was 8.81%, tier 1 capital to average assets was 8.63% and common equity tier 1 capital to risk-weighted assets was 8.22%. Capital ratios as of December 31, 2015 reflect the Company's implementation of the capital guidelines under Basel III, which became effective January 1, 2015.
Quarterly Dividend
As previously announced, during the fourth quarter of 2015 the Company's Board of Directors declared a regular quarterly dividend of $0.11 per share. The dividend was paid on November 23, 2015 to shareholders of record at the close of business on November 12, 2015. Measured against fourth quarter 2015 diluted earnings per share of $0.47, the dividend represents what the Company believes is a sustainable 23% payout ratio. The Board of Directors routinely considers dividend declarations as part of its normal course of business.

About First Business Financial Services, Inc.

First Business Financial Services, Inc. (NASDAQ: FBIZ) is a Wisconsin-based bank holding company focused on the unique needs of businesses, business executives, and high net worth individuals. First Business offers commercial banking, specialty finance, and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility, and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:

•	Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•	Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•	Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•
Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•	Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•
The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•	Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•	Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers' businesses.

•	System failure or breaches of our network security, including with respect to our internet banking activities, could subject us to increased operating costs and other liabilities.

For further information about the factors that could affect the Company’s future results, please see the Company’s 2014 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Edward G. Sloane, Jr.
Chief Financial Officer
608-232-5970
esloane@firstbusiness.com

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$113,564	$122,671	$88,848	$141,887	$103,237
Securities available-for-sale, at fair value	140,548	143,729	146,342	142,951	144,698
Securities held-to-maturity, at amortized cost	37,282	38,364	39,428	40,599	41,563
Loans held for sale	2,702	2,910	1,274	2,396	1,340
Loans and leases receivable	1,430,965	1,377,172	1,349,290	1,294,540	1,279,427
Allowance for loan and lease losses	(16,316)	(15,359)	(15,199)	(14,694)	(14,329)
Loans and leases, net	1,414,649	1,361,813	1,334,091	1,279,846	1,265,098
Premises and equipment, net	3,954	3,889	3,998	3,883	3,943
Foreclosed properties	1,677	1,632	1,854	1,566	1,693
Cash surrender value of bank-owned life insurance	28,298	28,029	27,785	27,548	27,314
Investment in Federal Home Loan Bank and Federal Reserve Bank stock, at cost	2,843	2,843	2,891	2,798	2,340
Goodwill and other intangible assets	12,493	12,244	12,133	12,011	11,944
Accrued interest receivable and other assets	25,626	26,029	24,920	25,192	26,217
Total assets	$1,783,636	$1,744,153	$1,683,564	$1,680,677	$1,629,387
LIABILITIES AND STOCKHOLDERS’ EQUITY
In-market deposits	$1,089,748	$1,062,753	$1,026,588	$1,054,828	$1,010,928
Wholesale deposits	487,483	476,617	444,480	430,973	427,340
Total deposits	1,577,231	1,539,370	1,471,068	1,485,801	1,438,268
Federal Home Loan Bank and other borrowings	35,226	36,354	47,401	34,448	33,994
Junior subordinated notes	10,315	10,315	10,315	10,315	10,315
Accrued interest payable and other liabilities	10,032	10,147	10,493	8,424	9,062
Total liabilities	1,632,804	1,596,186	1,539,277	1,538,988	1,491,639
Total stockholders’ equity	150,832	147,967	144,287	141,689	137,748
Total liabilities and stockholders’ equity	$1,783,636	$1,744,153	$1,683,564	$1,680,677	$1,629,387

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Year Ended
(Dollars in thousands, except per share amounts)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Total interest income	$18,600	$18,135	$17,520	$18,216	$16,863	$72,471	$57,701
Total interest expense	3,688	3,525	3,332	3,286	3,268	13,831	11,571
Net interest income	14,912	14,610	14,188	14,930	13,595	58,640	46,130
Provision for loan and lease losses	1,895	287	520	684	1,236	3,386	1,236
Net interest income after provision for loan and lease losses	13,017	14,323	13,668	14,246	12,359	55,254	44,894
Trust and investment services fee income	1,217	1,251	1,279	1,207	1,119	4,954	4,434
Gain on sale of SBA loans	1,725	927	842	505	318	3,999	318
Gain on sale of residential mortgage loans	115	244	222	148	74	729	74
Service charges on deposits	718	705	693	696	682	2,812	2,469
Loan fees	700	486	499	502	421	2,187	1,577
Other	460	489	591	790	351	2,330	1,231
Total non-interest income	4,935	4,102	4,126	3,848	2,965	17,011	10,103
Compensation	6,945	7,320	6,924	7,354	6,486	28,543	21,477
Occupancy	501	486	486	500	428	1,973	1,391
Professional fees	1,121	1,268	1,482	911	638	4,782	2,415
Data processing	606	587	655	530	483	2,378	1,710
Marketing	549	693	701	642	542	2,585	1,662
Equipment	316	308	298	308	250	1,230	650
FDIC Insurance	227	260	220	213	216	920	758
Net collateral liquidation costs	70	22	78	302	44	472	320
Net loss (gain) on foreclosed properties	7	(163)	1	(16)	(5)	(171)	(10)
Merger-related costs	—	—	33	78	566	111	990
Other	1,342	1,203	1,096	910	479	4,551	2,412
Total non-interest expense	11,684	11,984	11,974	11,732	10,127	47,374	33,775
Income before tax expense	6,268	6,441	5,820	6,362	5,197	24,891	21,222
Income tax expense	2,185	2,060	1,962	2,170	1,453	8,377	7,083
Net income	$4,083	$4,381	$3,858	$4,192	$3,744	$16,514	$14,139

Per common share:
Basic earnings	$0.47	$0.50	$0.45	$0.48	$0.44	$1.90	$1.76
Diluted earnings	0.47	0.50	0.45	0.48	0.44	1.90	1.75
Dividends declared	0.11	0.11	0.11	0.11	0.105	0.44	0.42
Book value	17.34	17.01	16.64	16.34	15.88	17.34	15.88
Tangible book value	15.90	15.60	15.24	14.95	14.51	15.90	14.51
Weighted-average common shares outstanding(1)	8,558,810	8,546,563	8,523,418	8,525,127	8,282,999	8,549,176	7,869,956
Weighted-average diluted common shares outstanding(1)	8,558,810	8,546,563	8,523,418	8,529,658	8,297,508	8,550,322	7,906,767

(1)	Excluding participating securities

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	December 31, 2015			September 30, 2015			December 31, 2014
	Average balance	Interest	Average yield/rate(4)	Average balance	Interest	Average yield/rate(4)	Average balance	Interest	Average yield/rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$896,198	$10,471	4.67%	$856,488	$9,994	4.67%	$745,411	$9,162	4.92%
Commercial and industrial loans(1)	461,295	6,695	5.81%	454,184	6,741	5.94%	381,202	6,192	6.50%
Direct financing leases(1)	30,227	341	4.51%	28,352	328	4.63%	33,698	403	4.78%
Consumer and other loans(1)	23,349	300	5.14%	23,647	260	4.40%	17,631	196	4.45%
Total loans and leases receivable(1)	1,411,069	17,807	5.05%	1,362,671	17,323	5.09%	1,177,942	15,953	5.42%
Mortgage-related securities(2)	148,576	594	1.60%	152,763	602	1.57%	158,091	686	1.74%
Other investment securities(3)	31,089	122	1.57%	30,431	120	1.58%	28,166	113	1.60%
FHLB and FRB stock	2,841	21	3.07%	3,175	22	2.69%	2,004	10	1.96%
Short-term investments	50,850	56	0.44%	67,716	68	0.41%	116,283	101	0.35%
Total interest-earning assets	1,644,425	18,600	4.52%	1,616,756	18,135	4.49%	1,482,486	16,863	4.55%
Non-interest-earning assets	104,396			100,863			92,439
Total assets	$1,748,821			$1,717,619			$1,574,925
Interest-bearing liabilities
Transaction accounts	$150,234	92	0.24%	$138,489	84	0.24%	$90,836	48	0.21%
Money market	593,749	808	0.54%	587,063	829	0.56%	575,266	768	0.53%
Certificates of deposit	87,110	182	0.84%	102,477	204	0.80%	98,111	186	0.76%
Wholesale deposits	482,258	1,848	1.53%	466,516	1,668	1.43%	432,361	1,557	1.44%
Total interest-bearing deposits	1,313,351	2,930	0.89%	1,294,545	2,785	0.86%	1,196,574	2,559	0.86%
FHLB advances	9,467	25	1.08%	17,503	30	0.67%	6,242	16	1.09%
Other borrowings	26,979	453	6.72%	25,154	430	6.84%	23,748	412	6.94%
Junior subordinated notes	10,315	280	10.86%	10,315	280	10.86%	10,315	281	10.86%
Total interest-bearing liabilities	1,360,112	3,688	1.08%	1,347,517	3,525	1.05%	1,236,879	3,268	1.06%
Non-interest-bearing demand deposit accounts	227,965			213,712			191,438
Other non-interest-bearing liabilities	10,260			9,520			9,436
Total liabilities	1,598,337			1,570,749			1,437,753
Stockholders’ equity	150,484			146,870			137,172
Total liabilities and stockholders’ equity	$1,748,821			$1,717,619			$1,574,925
Net interest income		$14,912			$14,610			$13,595
Interest rate spread			3.44%			3.44%			3.49%
Net interest-earning assets	$284,313			$269,239			$245,607
Net interest margin			3.63%			3.61%			3.67%

(1)	The average balances of loans and leases include non-performing loans and leases. Interest income related to non-performing loans and leases is recognized when collected.

(2)	Includes amortized cost basis of assets available for sale and held to maturity.

(3)	Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.

(4)	Represents annualized yields/rates.

NET INTEREST INCOME ANALYSIS (CONTINUED)

(Unaudited)	For the Year Ended December 31,
(Dollars in thousands)	2015			2014
	Average balance	Interest	Average yield/rate(4)	Average balance	Interest	Average yield/rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$848,213	$40,006	4.72%	$665,213	$32,066	4.82%
Commercial and industrial loans(1)	445,659	26,668	5.98%	332,591	19,962	6.00%
Direct financing leases(1)	30,228	1,394	4.61%	29,395	1,367	4.65%
Consumer and other loans(1)	23,996	1,067	4.45%	16,862	652	3.87%
Total loans and leases receivable(1)	1,348,096	69,135	5.13%	1,044,061	54,047	5.18%
Mortgage-related securities(2)	153,182	2,490	1.63%	156,144	2,894	1.85%
Other investment securities(3)	29,686	472	1.59%	28,458	448	1.57%
FHLB and FRB stock	2,886	81	2.82%	1,512	14	0.94%
Short-term investments	69,264	293	0.42%	67,281	298	0.44%
Total interest-earning assets	1,603,114	72,471	4.52%	1,297,456	57,701	4.45%
Non-interest-earning assets	98,781			67,507
Total assets	$1,701,895			$1,364,963
Interest-bearing liabilities
Transaction accounts	$125,558	297	0.24%	$83,508	185	0.22%
Money market	602,842	3,331	0.55%	493,322	2,553	0.52%
Certificates of deposit	106,177	825	0.78%	60,284	536	0.89%
Wholesale deposits	450,460	6,424	1.43%	416,202	6,196	1.49%
Total interest-bearing deposits	1,285,037	10,877	0.85%	1,053,316	9,470	0.90%
FHLB advances	14,779	110	0.75%	5,017	22	0.45%
Other borrowings	25,460	1,732	6.80%	13,688	967	7.06%
Junior subordinated notes	10,315	1,112	10.78%	10,315	1,112	10.78%
Total interest-bearing liabilities	1,335,591	13,831	1.04%	1,082,336	11,571	1.07%
Non-interest-bearing demand deposit accounts	211,945			154,687
Other non-interest-bearing liabilities	9,049			7,918
Total liabilities	1,556,585			1,244,941
Stockholders’ equity	145,310			120,022
Total liabilities and stockholders’ equity	$1,701,895			$1,364,963
Net interest income		$58,640			$46,130
Interest rate spread			3.48%			3.38%
Net interest-earning assets	$267,523			$215,120
Net interest margin			3.66%			3.56%

(1)	The average balances of loans and leases include non-performing loans and leases. Interest income related to non-performing loans and leases is recognized when collected.

(2)	Includes amortized cost basis of assets available for sale and held to maturity.

(3)	Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.

(4)	Represents annualized yields/rates.

SELECTED FINANCIAL TRENDS

PERFORMANCE RATIOS

	For the Three Months Ended					For the Year Ended
(Unaudited)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Return on average assets (annualized)	0.93%	1.02%	0.93%	1.00%	0.95%	0.97%	1.04%
Return on average equity (annualized)	10.85%	11.93%	10.73%	11.98%	10.92%	11.36%	11.78%
Efficiency ratio	58.75%	64.82%	65.28%	62.47%	61.11%	62.75%	60.06%
Interest rate spread	3.44%	3.44%	3.44%	3.63%	3.49%	3.48%	3.38%
Net interest margin	3.63%	3.61%	3.61%	3.79%	3.67%	3.66%	3.56%
Average interest-earning assets to average interest-bearing liabilities	120.90%	119.98%	120.18%	119.02%	119.86%	120.03%	119.88%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Non-performing loans and leases	$22,298	$9,707	$15,198	$9,352	$9,792
Foreclosed properties, net	1,677	1,632	1,854	1,566	1,693
Total non-performing assets	23,975	11,339	17,052	10,918	11,485
Performing troubled debt restructurings	2,117	7,852	1,944	1,972	2,003
Total impaired assets	$26,092	$19,191	$18,996	$12,890	$13,488

Non-performing loans and leases as a percent of total gross loans and leases	1.55%	0.70%	1.12%	0.72%	0.76%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	1.67%	0.82%	1.26%	0.84%	0.89%
Non-performing assets as a percent of total assets	1.34%	0.65%	1.01%	0.65%	0.70%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.14%	1.11%	1.12%	1.13%	1.12%
Allowance for loan and lease losses as a percent of non-performing loans	73.18%	158.22%	100.01%	157.12%	146.33%

Criticized assets:
Special mention	$—	$—	$—	$—	$—
Substandard	27,178	11,144	10,633	22,626	25,493
Doubtful	—	—	—	—	—
Foreclosed properties, net	1,677	1,632	1,854	1,566	1,693
Total criticized assets	$28,855	$12,776	$12,487	$24,192	$27,186
Criticized assets to total assets	1.62%	0.73%	0.74%	1.44%	1.67%

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Charge-offs	$967	$138	$84	$324	$1,231	$1,513	$1,233
Recoveries	(29)	(11)	(69)	(5)	(393)	(114)	(425)
Net charge-offs	$938	$127	$15	$319	$838	$1,399	$808
Net charge-offs as a percent of average gross loans and leases (annualized)	0.27%	0.04%	—%	0.10%	0.28%	0.10%	0.08%

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Total capital to risk-weighted assets	11.11%	11.29%	11.11%	11.40%	12.13%
Tier I capital to risk-weighted assets	8.81%	8.95%	8.78%	8.98%	9.52%
Common equity tier I capital to risk-weighted assets	8.22%	8.34%	8.16%	8.34%	N/A
Tier I capital to average assets	8.63%	8.59%	8.66%	8.42%	8.71%
Tangible common equity to tangible assets	7.81%	7.84%	7.91%	7.77%	7.78%

SELECTED OTHER INFORMATION

(Unaudited)	As of
(in thousands)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Trust assets under management	$817,926	$791,150	$800,615	$814,226	$773,192
Trust assets under administration	203,181	187,495	197,343	195,148	186,505
Total trust assets	$1,021,107	$978,645	$997,958	$1,009,374	$959,697

NON-GAAP RECONCILIATIONS
Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE
“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Common stockholders’ equity	$150,832	$147,967	$144,287	$141,689	$137,748
Goodwill and other intangible assets	(12,493)	(12,244)	(12,133)	(12,011)	(11,944)
Tangible common equity	$138,339	$135,723	$132,154	$129,678	$125,804
Common shares outstanding	8,699,410	8,698,755	8,669,836	8,672,322	8,671,854
Book value per share	$17.34	$17.01	$16.64	$16.34	$15.88
Tangible book value per share	15.90	15.60	15.24	14.95	14.51

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
‘‘Tangible common equity to tangible assets’’ is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Common stockholders’ equity	$150,832	$147,967	$144,287	$141,689	$137,748
Goodwill and other intangible assets	(12,493)	(12,244)	(12,133)	(12,011)	(11,944)
Tangible common equity	$138,339	$135,723	$132,154	$129,678	$125,804
Total assets	$1,783,636	$1,744,153	$1,683,564	$1,680,677	$1,629,387
Goodwill and other intangible assets	(12,493)	(12,244)	(12,133)	(12,011)	(11,944)
Tangible assets	$1,771,143	$1,731,909	$1,671,431	$1,668,666	$1,617,443
Tangible common equity to tangible assets	7.81%	7.84%	7.91%	7.77%	7.78%

EFFICIENCY RATIO
“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of losses or gains on foreclosed properties, other discrete items that are unrelated to the Company’s primary business activities and amortization of other intangible assets, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. In the judgment of the Company’s management, the adjustments made to non-interest expense and operating revenue allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to its business. The information provided below reconciles the efficiency ratio to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Total non-interest expense	$11,684	$11,984	$11,974	$11,732	$10,127	$47,374	$33,775
Less:
Net loss (gain) on foreclosed properties	7	(163)	1	(16)	(5)	(171)	(10)
Amortization of other intangible assets	17	18	18	18	12	71	12
Total operating expense	$11,660	$12,129	$11,955	$11,730	$10,120	$47,474	$33,773
Net interest income	$14,912	$14,610	$14,188	$14,930	$13,595	$58,640	$46,130
Total non-interest income	4,935	4,102	4,126	3,848	2,965	17,011	10,103
Total operating revenue	$19,847	$18,712	$18,314	$18,778	$16,560	$75,651	$56,233
Efficiency ratio	58.75%	64.82%	65.28%	62.47%	61.11%	62.75%	60.06%